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                             i2 TECHNOLOGIES, INC.
                     EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                       SPECIAL OFFICER PARTICIPATION FORM

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[SECTION 1:]
PURPOSE         This special participation form will allow the Corporation's officers to participate in the ESPP upon terms and conditions which will exempt their acquisitions of the Corporation's common stock ("Common Stock") from purchase treatment under the short-swing liability provisions of the Federal securities laws. In the absence of the commitments made by the officer pursuant to this form, any such acquisitions under the ESPP will not qualify for exempt treatment unless the shares are held for a minimum period of six (6) months measured from the purchase date.
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[SECTION 2:]    Name _________________________________________________________________________________________
PERSONNEL                      Last                         First                          MI
DATA
                Social Security #:  [ ] [ ] [ ] - [ ] [ ] - [ ] [ ] [ ] [ ]
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[SECTION 3:]
COMMITMENT      I hereby irrevocably commit to remain a participant in the ESPP for the following period (the "Commitment Period")
PERIOD          and to acquire shares of Common Stock on each purchase date under the ESPP which occurs within the Commitment
                Period:

                [ ] the period beginning with the filing of this form with the ESPP administrator and ending on __________________
                    (must extend through at least one purchase date more than six (6) months after the filing date), or

                [ ] my entire period of ESPP participation.

         NOTE:  The Commitment Period, together with my participation in the ESPP, will in all events terminate upon my cessation
         -----  of employment with the Corporation.
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[SECTION 4:]
PAYROLL         I hereby authorize the Corporation to deduct from each of my paychecks during the Commitment Period the percentage
DEDUCTION       of pay specified below for investment in shares of Common Stock under the ESPP:

                [ ] _____% of my base salary per pay period (any multiple of 1% up to a maximum of 15%).

                The specified rate of payroll deduction will remain in effect for the entire Commitment Period, and I will not change such rate of deduction, or otherwise suspend or terminate such deductions, at any time during the Commitment
                Period. No further payroll deductions may be made to the ESPP after my termination of employment with the
                Corporation.

         NOTE:  If the Commitment Period is to run for the officer's entire period of ESPP participation, the specified rate of
         -----  payroll deduction may only be changed upon six (6) months advance notice to the ESPP administrator. Any such change in the rate of payroll deduction will not become effective until six (6) months after the date the notice of such change is filed with the ESPP administrator. Once the change becomes effective, any shares subsequently acquired under the ESPP will have to be held for at least six (6) months in order to avoid purchase treatment under the short-swing trading rules, unless the change is effected by filing another Special Officer Participation Form.
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[SECTION 5:]
WAIVER          I hereby waive my right under the ESPP to withdraw any payroll deductions made on my behalf during the Commitment
                Period, and none of those deductions may be refunded to me. Accordingly, all my payroll deductions at the rate specified in Section 4 above are to be applied to the purchase of shares of Common Stock on each purchase date within the Commitment Period during which I continue in the Corporation's employ. Further, any payroll deductions collected after the last purchase date during the Commitment Period but before termination of employment shall be automatically refunded. This waiver will remain in effect for the entire Commitment Period.
                                                                                            ________ Please initial here.

         NOTE:  If the Commitment Period is to run for the officer's entire period of ESPP participation, then the waiver may only
         -----  be revoked upon six (6) months advance notice to the ESPP administrator. Only payroll deductions made on the officer's behalf more than six (6) months after such revocation is filed with the ESPP administrator may be withdrawn from the ESPP or otherwise refunded to the officer. Once the revocation becomes effective, any shares subsequently acquired under the ESPP will have to be held for at least six (6) months to avoid purchase treatment under the short-swing trading rules.
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[SECTION 6:]
AUTHORIZATION   To the extent there is any conflict between the commitments made pursuant to this Special Officer Participation Form and any other payroll deduction authorizations or other agreements or commitments in effect for me for the same period under the ESPP, the terms of this Special Officer Participation Form will control. The commitments made in this Special Officer Participation Form are irrevocable, except to the limited extent otherwise indicated above. As a result of the commitments made in this agreement, I understand that any shares of Common Stock which I acquire under the ESPP more than six (6) months after the date this form is filed with the ESPP administrator will be treated as exempt purchases under the short-swing trading rules without any minimum holding-period requirement.

Date Signed: _______________________                    Signature: ________________________________________________________________

Date Filed:  _______________________


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